                                                                  Exhibit 1
















                          MALLINCKRODT GROUP INC.

                                    and

                     THE FIRST NATIONAL BANK OF CHICAGO

                                Rights Agent





                            Amended and Restated
                              Rights Agreement
                       Dated as of February 19, 1996 i



                             TABLE OF CONTENTS


                                                                       Page


Section 1.  Certain Definitions   . . . . . . . . . . . . . . . . . . . . 2
Section 2.  Appointment of Rights Agent   . . . . . . . . . . . . . . . . 8
Section 3.  Issue of Right Certificates   . . . . . . . . . . . . . . . . 8
Section 4.  Form of Right Certificates  . . . . . . . . . . . . . . . .  11
Section 5.  Countersignature and Registration   . . . . . . . . . . . .  12
Section 6.  Transfer, Split Up, Combination and
              Exchange of Right Certificates;
              Mutilated, Destroyed, Lost or
              Stolen Right Certificates   . . . . . . . . . . . . . . .  13
Section 7.  Exercise of Rights; Purchase Price;
              Expiration Date of Rights   . . . . . . . . . . . . . . .  14
Section 8.  Cancellation and Destruction of
              Right Certificates  . . . . . . . . . . . . . . . . . . .  17
Section 9.  Reservation and Availability of
              Shares of Common Stock  . . . . . . . . . . . . . . . . .  17
Section 10. Common Stock Record Date  . . . . . . . . . . . . . . . . .  19
Section 11. Adjustment of Purchase Price,
              Number of Shares or
              Number of Rights  . . . . . . . . . . . . . . . . . . . .  20
Section 12. Certificate of Adjusted Purchase
              Price or Number of Shares   . . . . . . . . . . . . . . .  31
Section 13. Adjustments to Rights in Event
              of Certain Transactions   . . . . . . . . . . . . . . . .  31
Section 14. Fractional Rights and Fractional Shares   . . . . . . . . .  37
Section 15. Rights of Action  . . . . . . . . . . . . . . . . . . . . .  39
Section 16. Agreement of Right Holders  . . . . . . . . . . . . . . . .  40
Section 17. Right Certificate Holder Not
              Deemed a Stockholder  . . . . . . . . . . . . . . . . . .  41
Section 18. Concerning the Rights Agent   . . . . . . . . . . . . . . .  41
Section 19. Merger or Consolidation or Change
             of Name of Rights Agent  . . . . . . . . . . . . . . . . .  42
Section 20. Duties of Rights Agent  . . . . . . . . . . . . . . . . . .  44
Section 21. Change of Rights Agent  . . . . . . . . . . . . . . . . . .  48
Section 22. Issuance of New Right Certificates  . . . . . . . . . . . .  50
Section 23. Redemption  . . . . . . . . . . . . . . . . . . . . . . . .  50
Section 24. Notice of Proposed Actions  . . . . . . . . . . . . . . . .  51
Section 25. Notices   . . . . . . . . . . . . . . . . . . . . . . . . .  53
Section 26. Powers of the Board of Directors  . . . . . . . . . . . . .  54
Section 27. Supplements and Amendments  . . . . . . . . . . . . . . . .  55
Section 28. Successors  . . . . . . . . . . . . . . . . . . . . . . . .  55
Section 29. Benefits of this Rights Agreement   . . . . . . . . . . . .  56


















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                                                                       Page


Section 30. Governing Law   . . . . . . . . . . . . . . . . . . . . . .  56
Section 31. Severability  . . . . . . . . . . . . . . . . . . . . . . .  56
Section 32. Counterparts  . . . . . . . . . . . . . . . . . . . . . . .  57
Section 33. Descriptive Headings  . . . . . . . . . . . . . . . . . . .  57

Exhibit A - Form of Right Certificate
Exhibit B - Summary of Rights to Purchase Common Stock

                   AMENDED AND RESTATED RIGHTS AGREEMENT


            This Amended and Restated Rights Agreement between Mallinckrodt

Group Inc. (formerly International Minerals & Chemical Corporation), a New

York corporation (the "Company"), and The First National Bank of Chicago

(the "Rights Agent"), dated as of March 19, 1986, as amended and restated

on March 10, 1989, as further amended on April 17, 1991 and as further amended and restated on February 19, 1996 (the "Rights Agreement").

                           W I T N E S S E T H :

            WHEREAS, the Board of Directors of the Company has authorized and declared a dividend distribution of one Right for each share of Common

Stock, $1 par value per share, of the Company outstanding on March 31, 1986 and has authorized the issuance of one Right in respect of each share of

Common Stock of the Company issued between March 31, 1986 and the earlier of the Distribution Date, the Expiration Date or the Final Expiration Date

(as such terms are hereinafter defined), each Right currently representing the right to purchase one share of Common Stock of the Company upon the terms and subject to the conditions hereinafter set forth (the "Rights");

and

            WHEREAS, the Board of Directors has approved and authorized the

First Amendment to this Rights Agreement, dated as of March 10, 1989, the

Second Amendment to this Rights Agreement, dated as of April 17, 1991 and certain other amendments to this Rights Agreement, dated as of February 19,

1996, between the Company and the Rights Agent; and

            WHEREAS, the parties by these presents have restated and

re-executed the Rights Agreement as so amended;

            NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

            Section 1.  Certain Definitions.  For purposes of this Rights

Agreement, the following terms have the meanings indicated:

            (a) "Acquiring Person" shall mean any Person together with any

Associate or Affiliate of such Person, who shall be the Beneficial Owner of outstanding securities of the Company constituting a Substantial Block;

provided, however, that the term "Acquiring Person" shall not include any

Person (i) who shall become the Beneficial Owner of 20% or more of the outstanding shares of Common Stock solely as a result of an acquisition by the Company of shares of Common Stock, until such time thereafter as any such Person shall become the Beneficial Owner (other than by means of a stock dividend or stock split) of an additional 1% of the outstanding shares of Common Stock, (ii) who shall become a Beneficial Owner of 20% or more of the outstanding shares of Common Stock solely as a result of the grant or exercise of an option granted to such Person by the Company in connection with an agreement to merge with, or acquire, the Company entered into prior to a Flip-in Date, or (iii) any employee stock ownership or other employee benefit plan of the Company or a wholly-owned subsidiary of the Company.

            (b)  "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and

Regulations under the Securities Exchange Act of 1934 (the "Exchange Act"),

as in effect on March 19, 1986.

            (c)  A Person shall be deemed the "Beneficial Owner" of any securities:

            (i)  which such Person or any of such Person's Affiliates or

      Associates beneficially owns, directly or indirectly;

            (ii)  which such Person or any of such Person's Affiliates or

      Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however,

      that a Person shall not be deemed the "Beneficial Owner" of securities tendered pursuant to a tender offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for payment; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided,

      however, that a Person shall not be deemed the Beneficial Owner of,

      or to "beneficially own," any security under this clause (B) if the agreement, arrangement or understanding to vote such security (1)

      arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and

      (2) is not also then reportable on Schedule 13D under the Exchange

      Act (or any comparable or successor report); or

            (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's

      Affiliates or Associates has any agreement, arrangement or understanding (but excluding customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities until the
      expiration of forty days after the date of such acquisition) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (B) of subparagraph (ii) of this paragraph (c)) or disposing of any securities of the Company.

            (d) "Business Day" shall mean any day other than a Saturday,

Sunday, or a day on which banking institutions in the State of Missouri are authorized or obligated by law or executive order to close.

            (e)  "close of business" on any given date shall mean 5:00

P.M., St. Louis time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., St. Louis time, on the next succeeding Business Day.

            (f)  "Common Stock" shall mean the Common Stock, $1 par value per share, of the Company.

            (g)   "Distribution Date" shall mean the close of business on

the earlier of (i) the Stock Acquisition Date or (ii) the tenth Business

Day (or such later date as may be fixed from time to time by the Board of

Directors of the Company and publicly announced by the Company) after the date on which any Person (other than the Company, a wholly-owned subsidiary of the Company or an employee stock ownership or other employee benefit plan of the Company or a
wholly-owned subsidiary of the Company) commences a tender or exchange offer to acquire (when added to any shares as to which such Person is the

Beneficial Owner immediately prior to such tender or exchange offer)

Beneficial Ownership of 30% or more of the outstanding shares of Common

Stock, provided that, if any tender or exchange offer referred to in clause

(ii) of this definition is cancelled, terminated or otherwise withdrawn prior to the Distribution Date, such offer shall be deemed, for purposes of this definition, never to have been made.

            (h)  "Expiration Date" shall have the meaning set forth in

Section 7(a).

            (i)  "Final Expiration Date" shall have the meaning set forth in Section 7(a).

            (j)  "Flip-in Date" shall mean any Stock Acquisition Date which is not the result of a Flip-over Transaction or Event.

            (k)  "Flip-over Stock" of any Person shall mean the capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or similar persons responsible for direction of the business and affairs) of such other Person or, if such other Person is a subsidiary of another Person, the Person or Persons which ultimately controls such first-mentioned Person.

            (l)  "Flip-over Transaction or Event" shall mean a transaction or series of transactions on or after the Stock Acquisition Date in which,

directly or indirectly, (A) the Company shall consolidate or merge with any other Person or (B) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer) assets (i)

aggregating more than 50% of the assets (measured by either book value or fair market value) or (ii) generating more than 50% of the operating income or cash flow of the Company and its Subsidiaries (taken as a whole) to any other Person (other than the Company or one or more of its wholly-owned

Subsidiaries) or to two or more such Persons which are affiliated or otherwise acting in concert.

            (m)  "Person" shall mean any individual, firm, partnership,

association, group (as such term is used in Rule 13d-5 under the Exchange

Act, as such Rule was in effect on March 10, 1989), corporation or other entity.

            (n)  "Stock Acquisition Date" shall mean the first date on which any Person, together with any Associate or Affiliate, becomes an

Acquiring Person.

            (o)  "Subsidiary" shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power,

in the absence of contingencies, to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by another corporation or other entity.

            (p)  "Substantial Block" shall mean a number of shares of

Common Stock which equals or exceeds 20% of the number of shares of Common

Stock then outstanding.

            Section 2.  Appointment of Rights Agent.  The Company hereby appoints the Rights Agent to act as agent for the Company and the record holders of the Rights (who, in accordance with Section 3 hereof, shall prior to and as of the Distribution Date also be the record holders of the

Common Stock) in accordance with the terms and conditions hereof, and the

Rights Agent hereby accepts such appointment.  The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.

            Section 3.  Issue of Right Certificates.  (a) Until the close of business on the Distribution Date, (x) the Rights will be evidenced

(except as otherwise provided in Section 3(b) hereof) by the certificates for the Common Stock registered in the names of the holders of the Common

Stock (which certificates for Common Stock shall also be deemed to be Right

Certificates) and not by separate Right Certificates, as more fully set forth below, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Stock.  As soon as practicable after the Company has notified the

Rights Agent of the occurrence of the Distribution Date, the Rights Agent will send, by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution

Date, at the address of such holder shown on the records of the Company, a

Right Certificate, in substantially the form of Exhibit A hereto,

evidencing one Right for each share of Common Stock so held.  As of the close of business on the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

            (b)  On March 31, 1986 or as soon as practicable thereafter,

the Company will send a copy of a Summary of Rights to Purchase Common

Stock, in substantially the form of Exhibit B hereto (the "Summary of

Rights"), by first-class, postage prepaid mail, to each record holder of the Common Stock as of the close of business on March 31, 1986, at the address of such holder shown on the records of the Company.  With respect to certificates for the Common Stock outstanding on or after March 31,

1986, until the close of business on the Distribution Date, the Rights will be evidenced by such certificates for the Common Stock registered in the names of the record holders of the Common Stock.  Until the close of business on the Distribution Date, the surrender for transfer of any of the certificates for the Common Stock outstanding on or after March 31, 1986, with or without a copy of the Summary of Rights attached thereto and without regard to any legend set forth (or not set forth) thereon, shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

            (c)  Certificates for the Common Stock issued after

February 19, 1996, but prior to the earlier of the close of business on the

Distribution Date or the Expiration Date or the Final Expiration Date,

shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

            This certificate also evidences and entitles the holder hereof to a certain Right or Rights as set forth in a Rights Agreement between Mallinckrodt Group Inc. (formerly International Minerals & Chemical Corporation) and the First National Bank of Chicago, dated as of March 19, 1986, as amended and restated on March 10, 1989, as further amended on April 17, 1991 and as further amended and restated on February 19, 1996 (as it may be further amended, the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Mallinckrodt Group Inc. Under certain circumstances, as set forth in the Rights Agreement, such Right or Rights may be redeemed, may expire, may be exchanged for shares of Common Stock or other securities or assets of the Company, may become void (if they are "Beneficially Owned" by an "Acquiring Person" or an Affiliate or Associate thereof, as such terms are defined in the Rights Agreement, or by any transferee of the foregoing) or may be evidenced by separate certificates, at which time it or they shall no longer be evidenced by this certificate. For so long as this certificate represents an exercisable Right or Rights, Mallinckrodt Group Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge within five business days after receipt of a written request therefor.

            Section 4.  Form of Right Certificates.  The Right Certificates

(and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit

A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Rights

Agreement, or as may be required to comply with any applicable law, rule or regulation or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage.

Subject to the provisions of Section 22 hereof, the Right Certificates,

whenever issued, shall be dated as of February 19, 1996, and on their face shall entitle the holders thereof to purchase such number of shares of

Common Stock as shall be set forth therein at the price per share set forth therein (the "Purchase Price"), but the number of such shares and the

Purchase Price shall be subject to adjustments as provided in Section 11 or

13 hereof.

            Section 5.  Countersignature and Registration.  The Right

Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant

Secretary of the Company, either manually or by facsimile signature.  The

Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned.  In case any officer of the Company whose manual or facsimile signature is affixed to the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the

Company, such Right Certificates, nevertheless, may be countersigned by the

Rights Agent, issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company.  Any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such

Right Certificate, shall be a proper officer of the Company to sign such

Right Certificate,
although at the date of the execution of this Rights Agreement any such person was not such an officer.

            Following the close of business on the Distribution Date, the

Rights Agent will keep or cause to be kept, at one of its offices in

Chicago, Illinois, books for registration and transfer of the Right

Certificates issued hereunder.  Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

            Section 6.  Transfer, Split-Up, Combination and Exchange of

Right Certificates; Mutilated,  Destroyed, Lost or Stolen Right

Certificates.  Subject to the provisions of Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date or the Final Expiration Date,

any Right Certificate or Certificates, may be transferred, split up,

combined or exchanged for another Right Certificate or Right Certificates,

entitling the record holder to purchase a like number of shares of Common

Stock as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase.  Any record holder desiring to transfer,

split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the

Rights Agent.  Thereupon the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested.  The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split-up, combination or exchange of Right

Certificates.

            Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate, if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the record owner in lieu of the Right Certificate so lost,

stolen, destroyed or mutilated.

            Section 7.  Exercise of Rights; Purchase Price; Expiration Date

of Rights.  (a)  The record holder of any Right Certificate may exercise the Rights evidenced thereby
in whole or in part at any time after the close of business on the

Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the

Rights Agent at the principal office of the Rights Agent in Chicago,

Illinois, or at such other office of the Rights Agent as may be published from time to time by the Company, together with payment of the Purchase

Price for the appropriate number of shares of Common Stock as to which the

Rights are exercised, at or prior to the close of business on the earlier of (i) February 28, 2006 (the "Final Expiration Date"), or (ii) the date on which the Rights are redeemed as provided in Section 23 (such earlier date being herein referred to as the "Expiration Date"); provided, however, that if the number of Rights exercised would entitle the holder thereof to receive any fraction of a share of Common Stock (subject to adjustment as provided in Section 11 or 13 hereof), the Company may at its option, in lieu of issuing fractional shares therefor, pay an amount in cash as determined in accordance with Section 14(b) hereof.

            (b)  Subject to adjustment as provided herein, the Purchase

Price for each share of Common Stock pursuant to the exercise of a Right shall be $______.  The Purchase Price in effect from time to time shall be subject to adjustment from time to time as provided in Section 11 or 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

            (c)  Upon receipt of a Right Certificate, with the form of election to purchase duly executed, accompanied by payment of the Purchase

Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the record holder of the Rights pursuant hereto in cash, or by check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) requisition from any transfer agent of the Common Stock of the Company certificates for the number of shares of Common Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests,

(ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section

14 hereof, (iii) promptly after receipt of such certificates cause the same to be delivered to or upon the order of the record holder of such Right

Certificate, recorded in such name or names as may be designated by such holder and (iv) when appropriate, after receipt promptly deliver such cash to or upon the order of the record holder of such Right Certificate.

            (d)  In case the record holder of any Right Certificate shall exercise less than all the Rights
evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the record holder of such Right Certificate or to his duly authorized assigns,

subject to the provisions of Section 14 hereof.

            Section 8.  Cancellation and Destruction of Right Certificates.

All Right Certificates surrendered for the purpose of exercise, transfer,

split-up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights

Agreement.  The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other

Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.  The Rights Agent shall deliver all cancelled Right

Certificates to the Company, or shall, at the written request of the

Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

            Section 9.  Reservation and Availability of Shares of Common

Stock. The Company covenants and agrees that at all times from and after the close of business on the Distribution Date to and until the close of business on the earlier of the Expiration Date or the Final Expiration Date it will cause to be reserved and kept available out of its authorized and unissued shares of Common Stock or its authorized and issued shares of Common Stock held in its treasury, the number of shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Rights or take the steps set forth in

Section 13(d).

            During the period when shares of Common Stock are required to be reserved as aforesaid and so long as the Common Stock issuable upon the exercise of Rights may be listed on any national securities exchange, the

Company shall use its best efforts to cause all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

            The Company covenants and agrees that it will take all such action as may be necessary to insure that all shares of Common Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

            The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Common Stock upon the exercise of Rights.  The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer involved in the transfer or delivery of Right Certificates or the issuance or delivery of certificates for Common Stock in a name other than that of the record holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates for shares of Common Stock upon the exercise of any Rights until any such tax shall have been paid

(any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

            Section 10.  Common Stock Record Date.  Each person in whose name any certificate for shares of Common Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such

Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Stock transfer books of the Company are open.

            Section 11.  Adjustment of Purchase Price, Number of Shares or

Number of Rights.  The Purchase Price, the number of shares covered by each

Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

            (a)  In the event the Company shall at any time after the date of this Rights Agreement declare a dividend on the Common Stock payable in shares of Common Stock, subdivide the outstanding Common Stock, combine the outstanding Common Stock into a smaller number of shares or issue any shares of its capital stock in a reclassification of the Common Stock

(including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), except as otherwise provided in Section 13, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the record holder of any

Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Common

Stock transfer books of the Company were open, he would have owned upon such exercise and been entitled by virtue of such dividend, subdivision,

combination or reclassification.

            (b)  In case the Company shall fix a record date for the

issuance of rights or warrants to all record holders of Common Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into Common Stock) less than the current market price per share of Common Stock (as defined in Section 11(d)) on such record date, the

Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible).  In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company,

whose determination shall be described in a statement filed with the Rights

Agent.  Shares of Common Stock owned by or held for the account of the

Company or any Subsidiary of the Company shall not be deemed outstanding for the purpose of any such computation.  Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

            (c)  In case the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the

Company is the continuing corporation) of evidences of indebtedness or assets (other than a regular periodic cash dividend at a rate not in excess of 200% of the rate of the last cash dividend theretofore paid or a dividend payable in Common Stock) or subscription rights or warrants

(excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the

Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the current market price per share of Common Stock (as defined in Section 11(d)) on such record date,

less the fair market value (as determined in good faith by the Board of

Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Common Stock and of which the denominator shall be such current market price per share of Common Stock.

Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase

Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

            (d)  For the purpose of any computation hereunder, the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing
prices per share of such Common Stock for the 30 consecutive Trading Days

(as such term is hereinafter defined) immediately prior to such date;

provided, however, that in the event that the current market price per share of Common Stock is determined during a period following the announcement by the issuer of such Common Stock of a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, then, and in each such case, the current market price shall be appropriately adjusted to reflect the current market price per

Common Stock equivalent.  The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day,

the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York

Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common

Stock are listed or admitted to
trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the average of the high bid and low asked prices in the over-the-counter market, as reported by the

National Association of Securities Dealers, Inc. Automated Quotation System

("NASDAQ") or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of

Directors of the Company.  If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board of Directors of the issuer of such

Common Stock shall be used.  The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of

Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday,

Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by law or executive order to close.  If the

Common Stock is not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights

Agent.

            (e)  No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1%

in such price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share as the case may be.  Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

            (f)  In the event that at any time, as a result of an

adjustment made pursuant to Section 11(a), the holder of any Right shall be entitled to receive upon exercise of such Right any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 11(a) through (c),

inclusive, and the provisions of Sections 7, 9, 10 and 13 with respect to the shares of Common Stock shall apply on like terms to any such other shares.

            (g)  All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of

Common Stock purchasable from time to time hereunder upon exercise of the

Rights, all subject to further adjustments as provided herein.

            (h)  Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price,

that number of shares (calculated to the nearest ten-thousandth) obtained by (i) multiplying (x) the number of shares covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

            (i)  The Company may elect on or after the date of any

adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of shares of Common Stock purchasable upon the exercise of a Right.  Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of shares of Common Stock for which such Right was exercisable immediately prior to such adjustment.  Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights

(calculated to the nearest ten-thousandth) obtained by dividing the

Purchase Price in effect immediately prior to adjustment of the Purchase

Price by the Purchase Price in effect immediately after adjustment of the

Purchase Price.  The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.  This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement.  If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i) the Company shall,

as promptly as practicable, cause to be distributed to holders of record of

Right Certificates
on such record date Right Certificates evidencing, subject to Section 14,

the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new

Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.  Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase

Price) and shall be registered in the names of the holders of record of

Right Certificates on the record date specified in the public announcement.

            (j)  Irrespective of any adjustment or change in the Purchase

Price or the number of shares of Common Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of shares which were expressed in the initial Right Certificates issued hereunder.

            (k)  Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the shares of Common Stock issuable upon
exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such

Common Stock at such adjusted Purchase Price.

            (l)  In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the record holder of any Right exercised after such record date the share of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the

Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

            (m)  Anything in this Section 11 to the contrary

notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to
be advisable in order that any consolidation or subdivision of the Common

Stock, issuance wholly for cash of any Common Stock at less than the current market price, issuance wholly for cash of Common Stock or securities which by their terms are convertible into or exchangeable for

Common Stock, stock dividends, or issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to the record holders of its Common Stock, shall not be taxable to such stockholders.

            Section 12.  Certificate of Adjusted Purchase Price or Number

of Shares.  Whenever an adjustment is made as provided in Section 11 or 13,

the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with

Section 25.

            Section 13.  Adjustments to Rights in Event of Certain

Transactions.  (a) In the event that prior to the Expiration Date or the

Final Expiration Date a Flip-in Date shall occur, the Company shall take such action as shall be necessary to ensure and provide that, except as provided below, each Right shall constitute the right to purchase from the Company, upon exercise thereof in accordance with the terms hereof

(but subject to Section 26(b) hereof), that number of shares of Common

Stock having an aggregate current market price on the Stock Acquisition

Date equal to twice the Purchase Price for an amount in cash equal to the

Purchase Price (such right to be appropriately adjusted in order to protect the interests of the holders of Rights generally in the event that on or after such Stock Acquisition Date an event of a type analogous to any of the events described in Section 11 shall have occurred with respect to the

Common Stock).

            (b)  Notwithstanding the foregoing, any Rights that are or were

Beneficially Owned on or after the Stock Acquisition Date by an Acquiring

Person or an Affiliate or Associate thereof or by any transferee, direct or indirect, of any of the foregoing shall become void and any holder of such

Rights (including transferees) shall thereafter have no right to exercise or transfer such Rights under any provision of the Rights Agreement.  If any Rights Certificate is presented for assignment or exercise and the

Person presenting the same will not complete the certification set forth at the end of the form of assignment or notice of election to exercise and provide such additional evidence of the identity of the Beneficial Owner and its Affiliates and Associates (or former Beneficial

Owners and their Affiliates and Associates) as the Company shall reasonably request, then the Company shall be entitled to conclusively deem the

Beneficial Owner thereof to be an Acquiring Person or an Affiliate or

Associate thereof or a transferee of any of the foregoing and accordingly will deem the Rights evidenced thereby to be void and not transferable or exercisable.

            (c)  The Board of Directors of the Company may, at its option,

at any time after a Flip-in Date and prior to the time that an Acquiring

Person becomes the Beneficial Owner of more than 50% of the outstanding shares of Common Stock, elect to exchange all (but not less than all) the then outstanding Rights (which shall not include Rights that have become void pursuant to the provisions of subsection (b) of this Section 13) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted in order to protect the interests of holders of Rights generally in the event that after the Distribution Date an event of a type analogous to any of the events described in Section 11 shall have occurred with respect to the Common Stock (such exchange ratio,

as adjusted from time to time, being hereinafter referred to as the

"Exchange Ratio").

            Immediately upon the action of the Board of Directors of the

Company electing to exchange the Rights and without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive a number of shares of Common Stock equal to the Exchange

Ratio.  Promptly after the action of the Board of Directors electing to exchange the Rights, the Company shall give notice thereof (specifying the steps to be taken to receive the shares of Common Stock in exchange for

Rights) to the Rights Agents and the holders of the then outstanding Rights by mailing such notice in accordance with Section 25.

            (d)  In the event that there shall not be sufficient unreserved treasury shares or authorized but unissued shares of Common Stock of the

Company to permit the exercise or exchange in full of the Rights in accordance with Section 13(a) or (c), the Company may cause sufficient additional shares to be authorized (and shall call a stockholders' meeting to effect the same) or, if the Company is unable to cause such additional shares to be authorized (whether because the same is not approved at the stockholders' meeting referred to above or for any other reason) or the

Company chooses not to do so, the Company shall take such action as shall be necessary to ensure and provide, to the extent permitted by applicable law and any agreements or instruments in effect on the Stock Acquisition

Date to which it is a party, that each Right shall thereafter constitute the right to receive, (i) at the Company's option,

either (x) in return for the Purchase Price, debt or equity securities or other assets (or a combination thereof) having a fair value equal to twice the Purchase Price, or (y) without charge (except as otherwise required by applicable law), debt or equity securities or other assets (or a combination thereof) having a fair value equal to the Purchase Price, or

(ii) if the Board of Directors of the Company elects to exchange the Rights in accordance with Section 13(c), debt or equity securities or other assets

(or a combination thereof) having a fair value equal to the product of the current market price of a share of Common Stock on the Stock Acquisition

Date times the Exchange Ratio in effect on the Flip-in Date, where in any case set forth in (i) or (ii) above the fair value of such debt or equity securities shall be as determined in good faith by the Board of Directors of the Company, after consultation with a nationally recognized investment banking firm.

            (e)  In the event that prior to the Expiration Date or the

Final Expiration Date, a Flip-over Transaction or Event shall occur, each

Right shall thereafter constitute the right to purchase from the Person engaging in such Flip-over Transaction or Event (the "Flip-over Entity"),

upon exercise thereof in accordance with the terms hereof, that number of shares of Flip-over Stock of such Flip-over Entity having an aggregate current market price on the date of consummation or occurrence of such Flip-over Transaction or Event equal to twice the Purchase Price for an amount in cash equal to the Purchase Price (such right to be appropriately adjusted in order to protect the interests of the holders of

Rights generally in the event that an event of a type analogous to any of the events described in Section 11 shall have occurred with respect to the

Flip-over Stock).  The provisions of this Section 13(e) and Section 13(f)

shall apply to successive Flip-over Transactions or Events.

            (f)  Unless the Rights will be redeemed pursuant to Section 23 in connection therewith, the Company shall not enter into any agreement with respect to, or consummate or permit to occur any Flip-over Transaction or Event unless (i) the Company shall have entered into a supplemental agreement with the Flip-over Entity, for the benefit of the holders of the

Rights; providing that, upon consummation or occurrence of the Flip-over

Transaction or Event, the issuer of the shares of Flip-over Stock shall thereafter be liable for, and shall assume, by virtue of such Flip-over

Transaction or Event and such supplemental agreement, all the obligations and duties of the Company pursuant to this Rights Agreement and (ii) there are not in existence at the
time of such Flip-over Transaction or Event any rights, warrants or securities outstanding or any other arrangements, agreements or instruments which would eliminate or otherwise diminish in any respect the benefits intended to be afforded by the Rights Agreement to the Holders of Rights upon consummation of such transaction.

            Section 14.  Fractional Rights and Fractional Shares.  (a)  The

Company shall not be required to issue fractions of Rights or to distribute

Right Certificates which evidence fractional Rights.  In lieu of such fractional Rights, there shall be paid to the record holders of the Right

Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right.  For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the

Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.  The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of

Directors of the Company.  If on any such date no such market maker is making a market in the Common Stock the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

            (b)  The Company shall not be required to issue fractions of shares upon exercise of the Rights or to distribute certificates which evidence fractional shares.  In lieu of fractional shares, the Company may pay to the record holders of Right Certificates at the time such Right

Certificates are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share of Common Stock.

            (c)  The record holder of a Right by the acceptance of the

Rights expressly waives his right to receive any fractional Rights or any fractional share upon exercise of Rights.

            Section 15.  Rights of Action.  All rights of action in respect of this Rights Agreement are vested in the respective record holders of the

Right Certificates (and prior to and on the Distribution Date, the record holders of the Common Stock); and any record holder of any Right

Certificate (or, prior to and on the Distribution Date, of the Common

Stock), without the consent of the Rights Agent or of the record holder of any other Right Certificate (or, prior to and on the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce,

and may institute and maintain any suit, action or proceeding against the

Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Rights Agreement.  Without limiting the foregoing or any remedies available to the record holders of Rights, it is specifically acknowledged that the record holders of Rights would not have an adequate remedy at law for any breach of this Rights Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Rights Agreement.

            Section 16. Agreement of Right Holders.  Every record holder of a Right by accepting the same consents and agrees with the Company and the

Rights Agent and with every other holder of a Right that:

            (a)  prior to and on the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

            (b)  after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

            (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to and on the

Distribution Date, the associated Common Stock certificate) is recorded as the absolute owner thereof and of the Rights evidenced thereby

(notwithstanding any notations of ownership or writing on the Right

Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever,

and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

            Section 17.  Right Certificate Holder Not Deemed a Stockholder.

No record holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the record holder of

Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the record holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders

(except as provided in Section 24), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right

Certificate shall have been exercised in accordance with the provisions hereof.

            Section 18.  Concerning the Rights Agent.  The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights

Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Rights Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the

Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Rights Agreement,

including the costs and expenses of defending against any claim of liability.

            The Rights Agent shall be protected and shall incur no

liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Rights Agreement in reliance upon any Right Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent,

certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

            Section 19.  Merger or Consolidation or Change of Name of

Rights Agent.  Any corporation into which the Rights Agent or any successor

Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights

Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights

Agent under the provisions of Section 21.  In case at the time such successor Rights Agent shall succeed to the agency created by this Rights

Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right

Certificates so countersigned; and in case at that time any of the Right

Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and

in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

            In case at any time the name of the Rights Agent shall be

changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right

Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

            Section 20.  Duties of Rights Agent.  The Rights Agent

undertakes the duties and obligations imposed by this Rights Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

            (a)  The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

            (b)  Whenever in the performance of its duties under this

Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the

President or any Vice President and by the Treasurer or any Assistant

Treasurer or the Secretary or any Assistant Secretary of the Company and

delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Rights Agreement in reliance upon such certificate.

            (c)  The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

            (d)  The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights

Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

            (e)  The Rights Agent shall not be under any responsibility in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Right

Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or 13 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Rights Agreement or any Right Certificate or as to whether any shares of Common Stock will,

when issued, be validly authorized and issued, fully paid and nonassessable.

            (f)  The Company agrees that it will perform, execute,

acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Rights Agreement.

            (g)  The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President or any Vice President or the

Secretary or any Assistant Secretary or the Treasurer or any Assistant

Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

            (h)  Nothing herein shall preclude the Rights Agent or any shareholder, director, officer or employee of the Rights Agent from buying,

selling or dealing in any of the Rights or other securities of the Company or becoming pecuniarily interested in any transaction in which the Company may be interested, or contracting with or lending money to the Company or otherwise acting as fully and freely as though it were not Rights Agent under this Rights Agreement.  In addition, nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

            (i)  The Rights Agent may execute and exercise any of the

rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

            Section 21.  Change of Rights Agent.  The Rights Agent or any

successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail.

The Company may remove the Rights Agent or any successor Rights Agent upon

30 days' notice in writing, mailed to the Rights Agent or successor Rights

Agent, as the case may be, and to each transfer agent of the Common Stock by registered or certified mail, and to the record holders of the Right

Certificates by first-class mail.  If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent.  If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the record holder of a Right

Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the record holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.  Any successor Rights Agent, whether appointed by the

Company or by such a court, shall be a
corporation organized and doing business under the laws of the United

States or of the State of Illinois, in good standing, having its principal office in the State of Illinois, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least

$50,000,000.  After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights

Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such appointment the

Company shall file notice thereof in writing with the predecessor Rights

Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the record holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights

Agent, as the case may be.

            Section 22.  Issuance of New Right Certificates.

Notwithstanding any of the provisions of this Rights Agreement or of the

Rights to the contrary, the Company may, at its option, issue new Right

Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Rights Agreement.

            Section 23.  Redemption.  The Company may, at its option, at any time prior to the earlier of (i) the Stock Acquisition Date or

(ii) 5:00 P.M., St. Louis time, on the Final Expiration Date, elect to redeem all but not less than all the then outstanding Rights at a redemption price of $.05 per Right (such redemption price being hereinafter referred to as the "Redemption Price").  Immediately upon the action of the

Board of Directors of the Company electing to redeem the Rights, the

Company shall make a public announcement thereof, and from the time of such announcement, without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the record holders of Rights shall be to receive the Redemption Price, but without any interest thereon.  Within 10 days after the action of the

Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the record holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or,

prior to the close of business on the Distribution Date, on the registry books of the principal transfer agent for the Common Stock.  Any notice which is mailed in the manner herein provided shall be deemed given,

whether or not the holder receives the notice.  Each such notice of redemption will state the method by which the payment of the Redemption

Price will be made.

            Section 24.  Notice of Proposed Actions.  In case the Company shall propose (a) to pay any dividend payable in stock of any class to the record holders of its Common Stock or to make any other distribution to the record holders of its Common Stock (other than a regular periodic cash dividend at a rate not in excess of 200% of the rate of the last cash dividend theretofore paid), or (b) to offer to the record holders of its

Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision of
outstanding shares of Common Stock), or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions (including those occurring prior to the Company so proposing), of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or Persons

(other than the Company or any Subsidiary of the Company), or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each record holder of a Right, in accordance with Section 25, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend,

distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation,

dissolution, or winding up is to take place and the date of participation therein by the record holders of Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least twenty days prior to the record date for determining record holders of the Common Stock for purposes of such action, and in the case of any such other action, at least twenty days prior to the date of the taking of such proposed action or the date of participation therein by the record holders of Common Stock, whichever shall be the earlier.  The failure to give notice required by this Section

24 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

            Section 25.  Notices.  Notices or demands authorized by this

Rights Agreement to be given or made by the Rights Agent or by the record holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed

(until another address is filed in writing with the Rights Agent) as follows:

            Mallinckrodt Group Inc.
            7733 Forsyth Boulevard
            St. Louis, MO 63105-1820

            Attention:  Corporate Secretary

Subject to the provisions of Section 21, any notice or demand authorized by this Rights Agreement to be given or made by the Company or by the record holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid,

addressed (until another address is filed in writing with the Company) as follows:

            The First National Bank
              of Chicago
            One First National Plaza
            Chicago, Illinois  60670

            Attention:  Shareholder Services Department

Notices or demands authorized by this Rights Agreement to be given or made by the Company or the Rights Agent to the record holder of any Right

Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such record holder at the address of such holder as shown on the registry books of the Company.

            Section 26.  Powers of the Board of Directors.  (a) The Board

of Directors of the Company shall have the power to interpret all of the terms and provisions of this Rights Agreement, including, without limitation, and on the basis of information known to the Board after reasonable inquiry (A) whether a Person is an Acquiring Person, (B) the number of outstanding securities of the Company beneficially owned by any

Person, or (C) whether a Person is an Affiliate or Associate of another

Person.

            (b)  To the extent that the Company determines in good faith that some action need be taken pursuant to Section 13(d) or to comply with federal or state securities laws, the Company may suspend the exercisability of the Rights for a period of up to 90 days following the date of the occurrence of the Distribution Date or the Flip-in Date in order to take such action or comply with such laws.  In the event of any such suspension, the Company shall issue as promptly as practicable a public announcement stating that
the exercisability of the Rights has been temporarily suspended.

            Section 27.  Supplements and Amendments.  The Company and the

Rights Agent may from time to time supplement or amend this Rights

Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein, or in any supplement or amendment hereto, which may be defective or inconsistent with any other provisions herein or in any supplement or amendment hereto, or to make such other provisions in regard to matters or questions arising hereunder which shall not adversely affect the interests of the holders of Right Certificates.  The Rights Agent is hereby authorized to join with the Company in the execution of any such supplement or amendment, to make any further appropriate agreements or stipulations which may be contained therein, but the Rights Agent shall not be obligated to, but may in its discretion, enter into any such supplement or amendment which adversely affects the Rights Agent's own rights, duties or immunities under this Rights Agreement or otherwise.

            Section 28.  Successors.  All the covenants and provisions of this Rights Agreement by or for the benefit of the Company or the Rights

Agent shall bind and inure to the
benefit of their respective successors and assigns hereunder.

            Section 29.  Benefits of this Rights Agreement.  Nothing in this Rights Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the record holders of the Right Certificates any legal or equitable right, remedy or claim under this Rights Agreement; but this Rights Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the record holders of the Right Certificates.

            Section 30.  Governing Law.  This Rights Agreement and each

Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

            Section 31.  Severability.  In the event any term, provision,

covenant or restriction of this Rights Agreement shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Rights Agreement and the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.  It is hereby stipulated and declared to be the intention of the parties hereto that they would have executed the remaining terms, provisions, covenants and restrictions of this Rights Agreement without including any of such provisions that may be hereafter declared invalid, illegal, void or unenforceable.

            Section 32.  Counterparts.  This Rights Agreement may be

executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

            Section 33.  Descriptive Headings.  Descriptive headings of the several Sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Rights

Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of February 19, 1996.



Attest:                                   MALLINCKRODT GROUP INC.


By /s/ Joseph A. Wuestrer           By /s/ Roger A. Keller
  Name:  Joseph A. Wuestrer           Name: Roger A. Keller
  Title:  Assistant Secretary         Title:  Secretary & General Counsel



Attest:                                   THE FIRST NATIONAL BANK
                                            OF CHICAGO


By /s/ Michael R. Phalew            By /s/ Richard T. Wiencek
  Name:  Michael R. Phalew            Name:  Richard T. Wiencek
  Title:  Vice President              Title:  Assistant Vice President

                                                                  Exhibit A





                        [Form of Right Certificate]*

Certificate No. W-                                    _______ Rights

      NOT EXERCISABLE AFTER FEBRUARY 28, 2006 OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.05 PER RIGHT OR MANDATORY EXCHANGE, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS OR ASSOCIATES OR AFFILIATES THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR TRANSFEREES OF ANY OF THE FOREGOING WILL BE VOID.


                             Right Certificate

                          MALLINCKRODT GROUP INC.

            This certifies that            , or registered assigns, is the

registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement dated as of February 19, 1996

(the "Rights Agreement") between Mallinckrodt Group Inc., a New York corporation (the "Company"), and The First National Bank of Chicago, a

national banking association (the "Rights Agent"), to purchase from the

Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. St. Louis time on February 28,

2006 at the principal office of the Rights Agent, or its successors as

Rights Agent, in Chicago, Illinois, one fully paid











   *    Deliverable in this form only after Distribution Date.

nonassessable share of the Common Stock, $1 par value per share ("Common

Stock"), of the Company, at a purchase price of $_______* per share (the

"Purchase Price") upon presentation and surrender of this Right Certificate with the form of Election to Purchase duly executed.  The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise of each Right) set forth above, and the Purchase

Price per share set forth above, are the number and Purchase Price as of

_____________, 19___**, based on the shares of Common Stock of the

Company as constituted at such date.

            As provided in the Rights Agreement, the Purchase Price and the number of shares of Common Stock which may be purchased upon the exercise of each of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.  In addition, in certain circumstances, this Right will entitle its record holder to purchase capital stock of an entity other than the Company or shares of capital stock of the Company other than Common Stock, all as provided in the Rights Agreement.

            This Right Certificate is subject to all of the terms,

provisions and conditions of the Rights Agreement,




















     *    Insert the Purchase Price as of the Distribution Date.

     **   Insert the Distribution Date.

which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights,

obligations, duties and immunities hereunder of the Rights Agent, the

Company and the record holders of the Right Certificates.  Copies of the

Rights Agreement are on file at the above-mentioned office of the Rights

Agent.

            This Right Certificate, with or without other Right

Certificates, upon surrender at the principal office of the Rights Agent,

may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the record holder to purchase a like aggregate number of shares of Common Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such record holder to purchase.  If this Right Certificate shall be exercised in part, the record holder shall be entitled to receive,

upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

            Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be (a) redeemed by the Company at its option at a redemption price of $.05 per Right or (b) exchanged by the

Company under certain circumstances at its option for one share of Common

Stock
per Right (or, in certain cases, other securities or assets of the

Company), subject in each case to adjustment in certain events as provided in the Rights Agreement.

            If upon the exercise of any Rights evidenced hereby the number of Rights exercised would entitle the holder thereof to receive any fraction of a share of Common Stock, the Company may at its option, in lieu of issuing fractional shares therefor, pay an amount in cash to such holder, as provided in the Rights Agreement.

            No record holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common

Stock or of any other securities of the Company which may at any time be issuable on the exercise thereof, nor shall anything contained in the

Rights Agreement or herein be construed to confer upon the record holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

            This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

            WITNESS the facsimile signature of the proper officers of the

Company and its corporate seal.  Dated as of February 19, 1996.

Attest:                             MALLINCKRODT GROUP INC.



_________________________     By____________________________
      Secretary                 Name:
                                Title:




Countersigned:

THE FIRST NATIONAL BANK
   OF CHICAGO



By_______________________
  Name:
  Title:

                [Form of Reverse Side of Right Certificate]

                             FORM OF ASSIGNMENT

      (To be executed by the holder if such holder desires to transfer the Right Certificates.)

            FOR VALUE RECEIVED _______________________________ hereby

sells, assigns and transfers unto ___________________

____________________________________________________________

               (Please print name and address of transferee)

____________________________________________________________ this Right

Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________________

Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:  _________________, 19___



                                          _________________________
                                          Signature


Signature Guaranteed:

                                   NOTICE

            The signature to the foregoing Assignment must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

------------------------------------------------------------
                         (To be completed if true)


The undersigned hereby represents, for the benefit of all holders of Rights and shares of Common Stock, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).



                                          _________________________
                                          Signature


------------------------------------------------------------


                                   NOTICE

            In the event the certification set forth above is not completed in connection with a purported assignment, the Company will deem the Beneficial Owner of the Rights evidenced by the enclosed Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) or a transferee of any of the foregoing and accordingly will deem the Rights evidenced by such Rights Certificate to be void and not transferable or exercisable.

                [To be attached to each Rights Certificate]

                        FORM OF ELECTION TO PURCHASE

                    (To be executed if holder desires to
                     exercise the Rights Certificate.)

TO:   MALLINCKRODT GROUP INC.

            The undersigned hereby irrevocably elects to exercise

_________________ whole Rights represented by the attached Rights

Certificate to purchase the shares of Common Stock issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

            ________________________________________
            Address:
            ________________________________________
            ________________________________________
            Social Security or Other Taxpayer
            Identification Number:
            ________________________________________

If such number of Rights shall not be all the Rights evidenced by this

Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

            ________________________________________
            Address:
            ________________________________________
            ________________________________________
            Social Security or Other Taxpayer
            Identification Number:
            ________________________________________

Dated:  ______________, 19___

Signature Guaranteed:               _________________________
                                    Signature
                                    (Signature must corres-
                                    pond to name as written
                                    upon the face of this Rights
                                    Certificate in every particular,
                                    without alteration or enlargement
                                    or any change whatsoever)

            Signatures must be guaranteed by a member of the firm of a registered national securities exchange, a member of the National
Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.



------------------------------------------------------------
                         (To be completed if true)


The undersigned hereby represents, for the benefit of all holders of Rights and shares of Common Stock, that the Rights evidenced by the enclosed Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                                          _________________________
                                          Signature


------------------------------------------------------------


                                   NOTICE

            In the event the certification set forth above is not completed in connection with a purported exercise, the Company will deem the Beneficial Owner of the Rights evidenced by the enclosed Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) or a transferee of any of the foregoing and accordingly will deem the Rights evidenced by such Rights Certificate to be void and not transferable or exercisable.

                                                      Exhibit B




                          MALLINCKRODT GROUP INC.

                       SUMMARY OF RIGHTS TO PURCHASE
                                COMMON STOCK


            On March 19, 1986, the Board of Directors of MALLINCKRODT GROUP INC. (the "Company") declared a dividend distribution of one Right for each outstanding share of Common Stock, $1 par value per share (the "Common Stock"), of the Company. The dividend distribution was effective on March 31, 1986, payable to the stockholders of record on March 31, 1986. The terms of the Rights were amended and restated by the Board of Directors of the Company on February 19, 1996 in order to extend the expiration date of the Rights and set a new purchase price per Right. Each Right now entitles the record holder to purchase from the Company one share of Common Stock at a price of $______ per share (the "Purchase Price"). The description and terms of the Rights are set forth in an Amended and Restated Rights Agreement, dated as of February 19, 1996 (as it may further be amended, the "Rights Agreement"), between the Company and The First National Bank of Chicago, as Rights Agent (the "Rights Agent").

            Until the earlier to occur of (i) the Flip-in Date referred to below or (ii) the tenth business day (or such later date as the Board may decide) after any person (other than the Company, a wholly-owned Subsidiary of the Company or an employee stock ownership or other employee benefit plan of the Company or wholly-owned Subsidiary of the Company) commences a tender offer that would result in such person (together with his affiliates and associates) holding a total of 30% or more of the Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced by the Company's Common Stock certificates.

            On the date (the "Flip-in Date") when a person (together with his affiliates and associates) has acquired, or has obtained the right to acquire, 20% or more of the outstanding shares of Common Stock (an "Acquiring Person"), each Right (other than Rights owned by an Acquiring Person, his affiliates or associates or any transferees thereof, each of whose Rights become void) will automatically become a right to buy, at the Purchase Price, that number of shares of Common Stock having a market value of twice the Purchase Price. If a Flip-in Date has occurred, the Board may, under certain circumstances and in lieu of allowing Rights to be exercised, exchange each outstanding Right (other than Rights that have become void) for one share of Common Stock

(or, in certain cases, other securities or assets of the Company). In addition, the Company may not consolidate or merge with, or sell 50% or more of its assets or earning power to, any person unless proper provision is made so that each Right would thereafter become a right to buy, at the Purchase Price, that number of shares of common stock of such person having a market value of twice the Purchase Price.

            Until the close of business on the Distribution Date (or earlier exchange, redemption or expiration of the Rights), Common Stock certificates issued after February 19, 1996, upon transfer or new issuance, will contain a notation incorporating the Rights Agreement by reference. Until the close of business on the Distribution Date (or earlier exchange, redemption or expiration of the Rights) the surrender for transfer of any of the Company's Common Stock certificates, with or without the above notation, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights will be mailed to holders of record of the Company's Common Stock as of the close of business on the Distribution Date and such separate certificates alone will evidence the Rights.

            The Rights are not exercisable until the Distribution Date.
The Rights will expire on February 28, 2006, unless earlier redeemed by the Company as described below.

            The Purchase Price payable, and the number of shares of Common Stock or other securities issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) upon the grant to record holders of Common Stock of certain rights or warrants to subscribe for shares of Common Stock or convertible securities at less than the then-current market price of the Common Stock or (iii) upon the distribution to record holders of Common Stock of evidences of indebtedness or assets (other than regular periodic cash dividends at a rate not in excess of 200% of the rate of the last such dividend or dividends payable in Common Stock) or of subscription rights or warrants (other than those referred to above).

            With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued. In lieu of fractional shares, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise of the Rights.

            At any time prior to the time a person shall become an Acquiring Person, the Company may elect to redeem the Rights in whole, but not in part, at a price of $.05 per Right (the "Redemption Price"). Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, the Company shall make public announcement thereof, and from the time of such announcement, the right to exercise the Rights will terminate and the only right thereafter of the holders of record of Rights will be to receive the Redemption Price, but without any interest thereon. In addition, the Company may suspend the exercisability of the Rights for up to 90 days after the Distribution Date or the Flip-in Date for, among other reasons, to comply with federal or state securities laws.

            Until a Right is exercised for Common Stock, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

            A copy of the Rights Agreement has been filed with the Securities and Exchange Commission (the "SEC") as an Exhibit to a
Form 8-A/A, dated February 26, 1996 and as an Exhibit to Form 8-K dated the same date. A copy of the Rights Agreement and all amendments thereto are available free of charge from the Rights Agent, The First National Bank of Chicago. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.